Exhibit 24

POWER OF ATTORNEY

State of Texas)
)
County of Harris)

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Clark R. Moore, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of PEDEVCO Corp., a Texas corporation (the "Company"), (a) Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder; (b) Form 144; and (c) Schedules 13D and 13G (including in each case, amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including in each case, amendments thereto) and timely file such Forms or Schedules with the SEC and any stock exchange, self-regulatory association or any other authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact,

respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1 day of July 2025.

John K. Howie

John K. Howie

State of Texas)
)
County of Harris)

This instrument was acknowledged before me on July __, 2025, by John K. Howie, known to me to be the person whose name is subscribed to the forgoing instrument, who acknowledged to me that he executed the same for the purposes set forth therein.

Given under my hand and seal of office this 1 day of July 2025.

Jemimah Mendiola

(Personalized Seal) Notary Public's Signature

JEMIMAH MENDIOLA
NOTARY PUBLIC
STATE OF TEXAS
MY COMM. EXP. 03/07/29
NOTARY ID 132942164